Exhibit 3.1

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that INTELLIGENT HIGHWAY SOLUTIONS, INC., did on April 22, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 22, 2011. /s/ Ross Miller ROSS MILLER Secretary of State

Certified By: Electronic Filing Certificate Number: C20110422-2009 You may verify this certificate online at http://www.nvsos.gov/

ENTITY NAME:	INTELLIGENT HIGHWAY SOLUTIONS, INC.

FOREIGN NAME TRANSLATION	Not Applicable

PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	NATIONAL REGISTERED AGENTS, INC. OF NV
STREET ADDRESS	Not Applicable
MAILING ADDRESS	Not Applicable

ADDITIONAL	Par Value Stock
Number of Shares: 30000000
Par Value: 0.00001

ADDITIONAL	Director/Trustees
Name: THOMAS F. COOK
Address: 450 SOUTH 400 EAST SUITE 240
City: BOUNTIFUL
State: UT
Zip Code: 84010

ROSS MILLER Secretary of State 204 North Carson Street, Ste 4 Carson City, Nevada 89701-4069 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20110300846-35
Filing Date and Time 4/22/2011 2:00 PM
Entity Number E0232352011-8

(This document was filed electronically)
USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation:	INTELLIGENT HIGHWAY SOLUTIONS, INC.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: NATIONAL REGISTERED AGE - SEE ATTACHED Name ☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

3. Authorized Stock: (Number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000	Par value Per share: $0.00001	Number of shares Without par value: 0
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. THOMAS F. COOK - SEE ATTACHED
Name
	450 SOUTH 400 EAST SUIT	BOUNTIFUL	UT	84010
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be: ANY LEGAL PURPOSE

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one incorporator)
	THOMAS F. COOK	X /s/ THOMAS F. COOK
	Name	Incorporator Signature

	52 MANOR COURT	SCHENECTADY	NY	12306
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named entity.
	X NATIONAL REGISTERED AGENTS, INC. OF NV			4/22/2011
	Authorized Signature of Registered Agent of On Behalf of registered Agent Entity			Date

Tom Cook

To whom it may concern:

At this time Intelligent Highway Solutions, Inc. (formed under the rules and laws governed by the State of Nevada) is not currently conducting business in the State of California.

Thomas F. Cook      /s/ Thomas F. Cook          Date: 4/26/2011
Incorporator/Director